ClearOne Reports Second Quarter 2020 Financial Results

●	Q2 Video revenue increases by 40% year-over-year
●	Overall revenue grows by 11% quarter-over-quarter sequentially
●	New solutions incorporating the Beamforming Microphone Array Ceiling Tile drive year-over-year and sequential BMA revenue growth despite COVID-19

SALT LAKE CITY, UTAH – Aug. 14, 2020 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and six month periods ended June 30, 2020.

"We posted solid double-digit sequential revenue growth thanks to our innovative video products and BMA based solutions. Sales performance of our ground-breaking new solutions incorporating our Beamforming Microphone Array Ceiling Tile was impressive given the challenges posed by the COVID-19 environment for global installed audio conferencing market," said Zee Hakimoglu, CEO and Chair of ClearOne.

"The versatility of our solutions is highlighted by the success of our video products which are tailor-made for verticals like education and enterprises looking to professionally equip their remote workforce. We believe our outlook for Q3 is very positive as we have already recorded in excess of $5 million in bookings that include shipped revenue and backlog, most of which we expect to fulfill this quarter," Hakimoglu added.

"Our continuing investment in advanced technologies has resulted in another significant patent relating to beamforming microphone array technology awarded to us by the US Patent and Trademark Office. This important patent describes a ceiling tile microphone that includes beamforming, acoustic echo cancellation, and adaptive acoustic processing that automatically adjusts to a room configuration. There is no language in the claims of the new patent limiting its scope to flush-mounted ceiling tile beamforming microphone arrays, as opposed to non-flush mounted ceiling tile beamforming microphone arrays," Hakimoglu concluded.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q2 2020 revenue was almost the same as revenue in Q2 2019 at $6.4 million, compared to $5.7 million in Q1 2020. The sequential increase was mainly due to the increase in revenue from video products, personal audio conferencing products and beamforming microphone array products. Despite the sequential increase in Q2, the revenue from our audio conferencing products and microphones are far below the levels prior to infringement of our patents.

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GAAP gross profit in Q2 2020 was $2.6 million compared to $2.9 million in Q2 2019 and $2.8 million in Q1 2020. GAAP gross profit margin was 41% in Q2 2020, compared to 46% in Q2 2019 and 49% in Q1 2020. Gross profit margin decreased year over year mainly due to a shift in the revenue mix, increased freight and tariff costs and increased inventory obsolescence costs, partially offset by a decrease in overhead costs. Sequential gross profit margin was negatively impacted by a shift in our revenue mix in addition to factors like higher tariff burden, higher freight costs and increased inventory obsolescence costs.

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Operating expenses in Q2 2020 were $4.5 million, compared to $5.0 million in Q2 2019 and $4.6 million in Q1 2020. Non-GAAP operating expenses in Q2 2020 were $4.0 million, compared to $4.7 million in Q2 2019 and $4.2 million in Q1 2020. The majority of the sequential decline as well as decrease in Q2 2020 operating expenses over Q2 2019 is attributable to decreases in each of trade-show related expenses, employee travel related expenses, demonstration inventory expenses, and independent rep commissions partially offset by an increase in employee benefits costs.

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GAAP net loss in Q2 2020 was $1.9 million, or $0.12 per share, compared to net loss of $2.1 million, or $0.13 per share, in Q2 2019 and net loss of $1.8 million, or $0.11 per share, in Q1 2020. The decrease in net loss in Q2 2020 compared to Q2 2019 was primarily due to a decrease in operating costs partially offset by a reduction in gross margin. The net loss in Q2 2020 does not materially vary from the net loss in Q1 2020.

($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2020	2019	Change	2020	2019	Change
GAAP
Revenue	$6,357	$6,420	-1%	$12,091	$12,725	-5%
Gross profit	2,618	2,939	-11%	5,456	5,643	-3%
Operating expenses	4,457	5,043	-12%	9,046	10,138	-11%
Operating loss	(1,839)	(2,104)	-13%	(3,590)	(4,495)	-20%
Net loss	(1,937)	(2,098)	-8%	(3,784)	(4,447)	-15%
Diluted loss per share	(0.12)	(0.13)	-8%	(0.23)	(0.27)	-15%
Non-GAAP
Non-GAAP gross profit	$2,618	$2,941	-11%	$5,458	$5,647	-3%
Non-GAAP operating expenses	4,034	4,654	-13%	8,220	9,313	-12%
Non-GAAP operating loss	(1,416)	(1,713)	-17%	(2,762)	(3,666)	-25%
Non-GAAP net loss	(1,514)	(1,707)	-11%	(2,956)	(3,618)	-18%
Non-GAAP Adjusted EBITDA	(1,296)	(1,536)	-16%	(2,503)	(3,315)	-24%
Non-GAAP loss per share (diluted)	(0.09)	(0.10)	-10%	(0.18)	(0.22)	-18%

Balance Sheet Highlights

At June 30, 2020, cash, cash equivalents and investments were $6.1 million, as compared with $8.6 million at December 31, 2019. The Company carries a debt of $3.8 million on account of senior convertible notes issued in December 2019 and a Paycheck Protection Program (PPP) loan in April 2020. The Company intends to use the entire PPP loan amount for qualifying expenses and to apply for forgiveness of the PPP loan.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,106	$4,064
Marketable securities	2,841	3,026
Receivables, net of allowance for doubtful accounts of $455 and $424, respectively	5,792	5,468
Inventories, net	8,224	11,441
Prepaid expenses and other assets	957	1,184
Total current assets	19,920	25,183
Long-term marketable securities	1,130	1,517
Long-term inventories, net	6,510	6,284
Property and equipment, net	1,050	1,044
Operating lease - right of use assets, net	2,227	2,459
Intangibles, net	17,141	14,009
Other assets	4,593	4,614
Total assets	$52,571	$55,110
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,172	$2,871
Accrued liabilities	2,782	3,205
Deferred product revenue	201	173
Total current liabilities	6,155	6,249
Senior convertible notes	3,819	2,222
Operating lease liability, net of current	1,767	2,021
Other long-term liabilities	111	140
Total liabilities	11,852	10,632

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,655,207 and 16,650,725 shares issued and outstanding	17	17
Additional paid-in capital	58,580	58,520
Accumulated other comprehensive loss	(211)	(176)
Accumulated deficit	(17,667)	(13,883)
Total shareholders' equity	40,719	44,478
Total liabilities and shareholders' equity	$52,571	$55,110

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue	$6,357	$6,420	$12,091	$12,725
Cost of goods sold	3,739	3,481	6,635	7,082
Gross profit	2,618	2,939	5,456	5,643

Operating expenses:
Sales and marketing	1,457	2,261	3,196	4,214
Research and product development	1,474	1,307	2,818	2,894
General and administrative	1,526	1,475	3,032	3,030
Total operating expenses	4,457	5,043	9,046	10,138

Operating loss	(1,839)	(2,104)	(3,590)	(4,495)

Interest expense	(109)	—	(217)	—
Other income, net	16	51	51	93

Loss before income taxes	(1,932)	(2,053)	(3,756)	(4,402)

Provision for income taxes	5	45	28	45

Net loss	$(1,937)	$(2,098)	$(3,784)	$(4,447)

Basic weighted average shares outstanding	16,650,774	16,630,770	16,650,750	16,630,684
Diluted weighted average shares outstanding	16,650,774	16,630,770	16,650,750	16,630,684

Basic loss per share	$(0.12)	$(0.13)	$(0.23)	$(0.27)
Diluted loss per share	$(0.12)	$(0.13)	$(0.23)	$(0.27)

Comprehensive loss:
Net loss	(1,937)	(2,098)	(3,784)	(4,447)
Unrealized gain on available-for-sale securities, net of tax	30	84	7	154
Change in foreign currency translation adjustment	(8)	9	(42)	(17)
Comprehensive loss	(1,915)	(2,005)	(3,819)	(4,310)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
GAAP gross profit	$2,618	$2,939	$5,456	$5,643
Stock-based compensation	—	2	2	4
Non-GAAP gross profit	$2,618	$2,941	$5,458	$5,647

GAAP operating loss	$(1,839)	$(2,104)	$(3,590)	$(4,495)
Stock-based compensation	17	55	54	129
Amortization of intangibles	406	336	774	700
Non-GAAP operating loss	$(1,416)	$(1,713)	$(2,762)	$(3,666)

GAAP net loss	$(1,937)	$(2,098)	$(3,784)	$(4,447)
Stock-based compensation	17	55	54	129
Amortization of intangibles	406	336	774	700
Non-GAAP net loss	$(1,514)	$(1,707)	$(2,956)	$(3,618)

GAAP net loss	$(1,937)	$(2,098)	$(3,784)	$(4,447)
Number of shares used in computing GAAP loss per share (diluted)	16,650,774	16,630,770	16,650,750	16,630,684
GAAP loss per share (diluted)	$(0.12)	$(0.13)	$(0.23)	$(0.27)
Non-GAAP net loss	$(1,514)	$(1,707)	$(2,956)	$(3,618)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,650,774	16,630,770	16,650,750	16,630,684
Non-GAAP loss per share (diluted)	$(0.09)	$(0.10)	$(0.18)	$(0.22)

GAAP net loss	$(1,937)	$(2,098)	$(3,784)	$(4,447)
Stock-based compensation	17	55	54	129
Depreciation	104	126	208	258
Amortization of intangibles	406	336	774	700
Interest expense	109	—	217	—
Provision for (benefit from) income taxes	5	45	28	45
Non-GAAP Adjusted EBITDA	$(1,296)	$(1,536)	$(2,503)	$(3,315)